EXHIBIT 99.1


                       NORTH FORK BANCORPORATION, INC.
   275 BROADHOLLOW ROAD, MELVILLE, NY 11747 (631) 844-1258 FAX (631) 844-1471


FOR IMMEDIATE RELEASE                 CONTACT: DANIEL M. HEALY
                                      EXECUTIVE VICE PRESIDENT
                                      CHIEF FINANCIAL OFFICER
                                      (631) 844-1258


            NORTH FORK BANCORP EARNINGS PER SHARE INCREASES BY 10%
                        FOR THE FIRST QUARTER OF 2003
              AS ITS RETURN ON SHAREHOLDERS' EQUITY REACHES 28%



      MELVILLE, N.Y. - APRIL 16, 2003 - NORTH FORK BANCORPORATION, INC. (NYSE: NFB) reported earnings for the first quarter of 2003 with highlights that included:

      -     A 10% increase in earnings per share

      -     A return on average shareholders' equity of 28%

      - Demand deposit and overall deposit growth of 24% and 15%, respectively

      -     Steady loan growth with continued pristine asset quality

      -     Maintenance of its industry leading core efficiency ratio at 32.6%

      - The purchase of 1.9 million shares of its common stock at an average price of $32.88 per share

EARNINGS AND RETURNS

     Net income for the quarter ended March 31, 2003 was $103.5 million or diluted earnings per share of $.67 compared to $98.3 million or $.61 diluted earnings per share in 2002. The Company's returns on average stockholders' equity and assets in the current quarter were 27.9% and 1.9%, respectively, as compared to 25.9% and 2.1% for the full year 2002. "Our conservative credit and interest rate risk strategies enabled us to deliver these solid returns for our shareholders," said John Adam Kanas, Chairman, President and Chief Executive Officer.

NET INTEREST INCOME

      For the quarter ended March 31, 2003, net interest income and net interest margin were $209.5 million and 4.36% respectively, compared to $198.9 million and 5.19% for the comparable quarter last year. On a linked quarter basis, net interest income decreased by approximately 3%, as the net interest margin declined 22 basis points. The linked quarter decline is primarily the result of the most recent FRB rate cut having a greater impact on lowering the yield on the Company's interest earning assets compared to the interest paid on all of its interest bearing liabilities. Lower investment returns were experienced in the Company's mortgage backed securities portfolio as historic refinancing levels of mortgages underlying these securities occurred. The Company has chosen to use proceeds from these satisfactions to purchase short duration, highly liquid securities that inherently produce lower yields. "We have made the decision to minimize extension risk, should interest rates begin to rise," said John Kanas. The Company believes that the trend in net interest margin could continue in the near term, but it will be offset by other factors, such as loan and deposit growth and downward repricing of selected borrowings in the future.

STEADY LOAN GROWTH - CONTINUED PRISTINE ASSET QUALITY

      Loans, net of unearned income, increased 8% to $11.3 billion for the quarter ended March 31, 2003, compared to $10.5 billion in the comparable quarter last year. On a linked quarter basis, excluding declines in residential mortgages and the sale of certain consumer loans, the loan portfolio increased at an annualized rate of 6% or approximately $175 million. Continued declines in residential mortgages are anticipated in a further attempt to mitigate interest rate risk. The Company believes that loan growth for 2003 will approximate the prior year's experience. "Our loan pipeline is at an historic high," said Kanas. "We remain selective, emphasize conservative lending practices and foster deposit relationships," he added. Each category of loans, except residential and certain consumer loans, registered increases for the current quarter.

      At March 31, 2003, non-performing loans were $12.9 million representing ..12% of total loans while the allowance for loan losses to total loans was 1.01%. Quarterly net charge-offs were modest 22 basis points, another reflection of solid asset quality. The Company also advised that it is not experiencing any deteriorating asset quality conditions.

DEPOSIT GROWTH

      Total deposits at March 31, 2003 grew to $13.4 billion, an increase of 15% over the same period in 2002. Demand deposits rose to $3.4 billion compared to $2.7 billion for the March 31, 2002 or a 24% increase. Approximately 65% of the Company's demand deposit balances are derived from commercial banking relationships. Demand deposit activity on a linked quarter basis reflects the seasonality of commercial customer balances that tend to be higher at calendar year-end. The Company operates 171 branches throughout the New York Metropolitan area. Another 8 branches are scheduled to open in 2003 including 3 in New Jersey.

NON-INTEREST INCOME AND EXPENSE CONTROL

      Non-interest income, excluding the effects of security gains, rose approximately 14% to $31.7 million for the three-months ended March 31, 2003 compared to $27.7 million for the same period last year. In the current quarter, the Company purchased a check cashing business consisting of 7 locations, bringing to 13 the total number of check cashing facilities it owns in New York City. Other unique opportunities of this nature are being pursued to expand non-interest income.

      Operating expenses were consistent with expectations as reflected in the core efficiency ratio of 32.6%.

SHARE REPURCHASE CONTINUES - CASH DIVIDEND DECLARED

      The Company purchased 1.9 million shares of its common stock in the first quarter of 2003 at an average cost of $32.88 per share. Approximately 4.9 million shares remain outstanding for purchase under the previously adopted Board plan. "Due to overall and unpredictable market conditions, we did not pursue our share repurchase program as aggressively as we had planned during the quarter," said Mr. Kanas.

      On March 25, 2003, the Company declared its regular quarterly dividend of $.27 cents per common share payable May 15, 2003, to shareholders of record at the close of business April 25, 2003.

      At March 31, 2003 consolidated total assets were $22.4 billion with shareholders' equity of $ 1.5 billion, constituting 6.8% of total assets.

                                    * * *

This release contains certain forward-looking statements. Examples of forward-looking statements include, but are not limited to, estimates with respect to the financial condition, results of operations and business of the Company that are subject to various factors which could cause actual results to differ materially from these estimates. These factors include, but are not limited to, general economic conditions, changes in interest rates, deposit flows, loan demand and competition, changes in legislation or regulation, changes in accounting principles, policies or guidelines, and other economic, competitive, governmental, regulatory, and technological factors affecting NFB's operations, pricing, products and services. Investors are encouraged to access NFB's periodic reports filed with the Securities and Exchange Commission for financial and business information regarding the Company.

                         NORTH FORK BANCORPORATION, INC.
                        CONSOLIDATED STATEMENTS OF INCOME
                                   (UNAUDITED)

                                                             THREE MONTHS ENDED
                                                    MARCH 31,  DECEMBER 31,   MARCH 31,
(in thousands, except per share amounts)              2003        2002          2002
                                                    ---------  -----------   ------------
INTEREST INCOME:
Loans                                               $196,921     $202,634     $194,671
Securities                                            99,461      102,661       90,900
Money Market Investments                                 174          183          228
                                                    --------     --------     --------
   Total Interest Income                             296,556      305,478      285,799
                                                    --------     --------     --------

INTEREST EXPENSE:
Savings, NOW & Money Market Deposits                  14,760       15,652       14,616
Time Deposits                                         10,053       10,416       19,395
Certificates of Deposit, $100,000 & Over               5,103        5,536        7,888
Federal Funds Purchased & Securities Sold Under
   Agreements to Repurchase                           28,658       28,686       20,255
Federal Home Loan Bank Advances                       18,957       19,291       19,648
Subordinated Debt                                      7,225        7,225           --
Capital Securities                                     2,350        2,569        5,140
                                                    --------     --------     --------
   Total Interest Expense                             87,106       89,375       86,942
                                                    --------     --------     --------
   Net Interest Income                               209,450      216,103      198,857
Provision for Loan Losses                              6,250        6,250        6,250
                                                    --------     --------     --------
   Net Interest Income after Provision for Loan
     Losses                                          203,200      209,853      192,607
                                                    --------     --------     --------

NON-INTEREST INCOME:
Customer Related Fees & Service Charges               20,166       19,999       18,386
Investment Management, Commissions & Trust Fees        3,124        3,232        4,750
Mortgage Banking Operations                            2,818        2,445        1,268
Check Cashing Fees                                       996          721          763
Other Operating Income                                 4,546        3,772        2,506
Securities Gains, net                                  2,597          447        1,028
Gain on Sale of Facilities, net                           --        3,254           --
                                                    --------     --------     --------
     Total Non-Interest Income                        34,247       33,870       28,701
                                                    --------     --------     --------

NON-INTEREST EXPENSE:
Employee Compensation & Benefits                      47,340       45,194       40,665
Occupancy & Equipment, net                            15,521       14,605       12,912
Other Operating Expenses                              16,817       19,910       16,703
Amortization of Identifiable Intangibles                 892          952          952
                                                    --------     --------     --------
    Total Non-Interest Expense                        80,570       80,661       71,232
                                                    --------     --------     --------
Income Before Income Taxes                           156,877      163,062      150,076
Provision for Income Taxes                            53,338       55,767       51,776
                                                    --------     --------     --------
     Net Income                                     $103,539     $107,295     $ 98,300
                                                    ========     ========     ========

    Earnings Per Share - Basic                      $   0.67     $   0.68     $   0.61
    Earnings Per Share - Diluted                    $   0.67     $   0.67     $   0.61

                         NORTH FORK BANCORPORATION, INC.
                           CONSOLIDATED BALANCE SHEETS
                                   (UNAUDITED)

                                                         MARCH 31,         DECEMBER 31,          MARCH 31,
(in thousands)                                              2003               2002                2002
                                                       ------------        ------------        ------------
ASSETS:
Cash & Due from Banks                                  $    376,355        $    396,725        $    299,915
Money Market Investments                                     47,693              27,613              56,896
Securities:
   Available-for-Sale                                     9,509,222           8,555,892           4,926,156
   Held-to-Maturity                                         252,364             307,878             602,509
                                                       ------------        ------------        ------------
      Total Securities                                    9,761,586           8,863,770           5,528,665
                                                       ------------        ------------        ------------
Loans, Net of Unearned Income                            11,435,423          11,369,139          10,583,097
  Less: Allowance for Loan Losses                           115,087             114,995             106,352
                                                       ------------        ------------        ------------
                  Net Loans                              11,320,336          11,254,144          10,476,745
                                                       ------------        ------------        ------------
Goodwill                                                    410,495             407,132             406,947
Identifiable Intangibles                                     15,440              16,332              19,188
Premises & Equipment                                        140,517             132,529             111,050
Other Assets                                                319,478             314,856             257,171
                                                       ------------        ------------        ------------
     Total Assets                                      $ 22,391,900        $ 21,413,101        $ 17,156,577
                                                       ============        ============        ============

LIABILITIES AND STOCKHOLDERS' EQUITY:
Demand Deposits                                        $  3,359,885        $  3,417,534        $  2,714,795
Savings Deposits                                          3,532,326           3,440,573           3,248,736
NOW &  Money Market Deposits                              3,376,108           3,347,385           2,406,424
Time Deposits                                             1,932,743           1,949,559           2,231,291
Certificates of Deposit,  $100,000 & Over                 1,171,386           1,037,479           1,012,848
                                                       ------------        ------------        ------------
     Total Deposits                                      13,372,448          13,192,530          11,614,094
                                                       ------------        ------------        ------------
Federal Funds Purchased & Securities Sold Under
   Agreements to Repurchase                               4,527,000           3,851,000           1,804,300
Federal Home Loan Bank Advances                           1,550,000           1,550,000           1,550,000
Subordinated Debt                                           499,162             499,140                  --
Capital Securities                                          268,939             268,926             244,370
Dividends Payable                                            42,411              42,864              39,316
Accrued Expenses & Other Liabilities                        599,853             494,588             404,291
                                                       ------------        ------------        ------------
      Total Liabilities                                $ 20,859,813        $ 19,899,048        $ 15,656,371
                                                       ============        ============        ============

STOCKHOLDERS' EQUITY:
Common stock, par value $0.01; authorized
  500,000,000 shares; issued 174,580,778 shares
  at March 31, 2003                                           1,746               1,746               1,746
Additional Paid in Capital                                  375,513             377,311             370,006
Retained Earnings                                         1,651,882           1,590,594           1,396,387
Accumulated Other Comprehensive Income                       30,916              17,991               4,401
Deferred Compensation                                       (68,307)            (70,562)            (56,343)
Treasury Stock at cost;  17,504,534 shares at
  March 31, 2003                                           (459,663)           (403,027)           (215,991)
                                                       ------------        ------------        ------------
       Total Stockholders' Equity                         1,532,087           1,514,053           1,500,206
                                                       ------------        ------------        ------------
      Total Liabilities and Stockholders' Equity       $ 22,391,900        $ 21,413,101        $ 17,156,577
                                                       ============        ============        ============

                           NORTH FORK BANCORPORATION, INC.
                 SELECTED FINANCIAL DATA AND BALANCE SHEET COMPONENTS
                                     (UNAUDITED)

SELECTED FINANCIAL DATA
(in thousands, except ratios and per           MARCH 31,       DECEMBER 31,       MARCH 31,
share amounts)                                   2003             2002             2002
                                              -----------      ------------     -----------
PER SHARE:
    Net Income - Basic                        $      0.67      $      0.68      $      0.61
    Net Income - Diluted                      $      0.67      $      0.67      $      0.61
    Average Shares Outstanding - Basic            153,929          157,916          160,311
    Average Shares Outstanding - Diluted          155,476          159,695          162,183
    Cash Dividends                            $      0.27      $      0.27      $      0.24
    Dividend Payout Ratio                              41%              40%              40%
    Book Value                                $      9.75      $      9.54      $      9.16
SELECTED FINANCIAL DATA:
    Return on Average Total Assets                   1.94%            2.05%            2.32%
    Return on Average Stockholders'
      Equity (1)                                    27.87%           25.94%           26.55%
    Core Efficiency Ratio (3)                       32.60%           32.18%           30.68%
    Yield on Interest Earning Assets (2)             6.12%            6.42%            7.40%
    Cost of Funds                                    2.15%            2.29%            2.78%
    Net Interest Margin (2)                          4.36%            4.58%            5.19%

CAPITAL RATIOS:
  Risk Based Capital:
      Tier 1                                        10.94%           11.43%           13.51%
      Total                                         16.04%           16.77%           14.60%
      Leverage Ratio                                 6.22%            6.46%            7.86%

QUARTERLY AVERAGE BALANCE SHEET:
Total Assets                                  $21,655,881      $20,813,265      $17,148,418
Securities                                      8,584,874        7,876,913        5,392,521
Loans, net                                     11,397,521       11,311,708       10,487,002
Demand Deposits                                 3,281,234        3,235,396        2,623,465
Interest Bearing Deposits                       9,945,217        9,617,662        8,839,702
Federal Funds Purchased & Securities Sold
  Under Agreements to Repurchase                4,168,852        3,580,264        2,040,190
Subordinated Debt                                 499,151          499,128               --
Capital Securities                                268,928          266,682          244,367
Federal Home Loan Bank Advances                 1,550,000        1,550,000        1,550,000
Stockholders' Equity                          $ 1,542,720      $ 1,670,584      $ 1,527,140

BALANCE SHEET COMPONENTS

SECURITIES
   The following table shows the securities portfolio composition for the periods ended:

 (in thousands)                          MARCH 31,     DECEMBER 31,    MARCH 31,
                                           2003           2002           2002
                                        ----------     ------------   ----------
Collateralized Mortgage Obligations     $7,525,718     $6,955,950     $3,774,161
Agency Pass-Through Certificates           778,729        635,410        862,196
State & Municipal Obligations              478,623        435,486        267,665
Equity Securities                          318,830        259,092        207,251
U.S. Treasury & Government Agencies        116,417         67,544         48,493
Other Securities                           543,269        510,288        368,899
                                        ----------     ----------     ----------
   Total Securities                     $9,761,586     $8,863,770     $5,528,665
                                        ==========     ==========     ==========


(1)  Excludes the effect of accumulated other comprehensive income.
(2)  Presented on a tax equivalent basis.
(3) The core efficiency ratio is defined as the ratio of non-interest expense, net of other real estate expenses, goodwill amortization and other non-recurring charges, to net interest income on a tax equivalent basis and other non-interest income, net of securities gains and other non-recurring items.

                           NORTH FORK BANCORPORATION, INC.
                     SELECTED BALANCE SHEET COMPONENTS, CONTINUED
                                     (UNAUDITED)


LOANS
   The following table represents the components of the loan portfolio for the periods ended:

 (in thousands)                                  MARCH 31,       DECEMBER 31,       MARCH 31,
                                                    2003             2002             2002
                                                -----------      ------------     -----------
Multi-Family Mortgages                          $ 3,652,430      $ 3,640,039      $ 3,469,485
Residential Mortgages                             2,418,156        2,507,388        2,683,180
Commercial Mortgages                              2,221,014        2,194,092        1,812,702
Commercial                                        1,856,843        1,776,419        1,513,766
Consumer                                          1,038,195        1,040,490          894,079
Construction and Land                               273,924          232,227          223,148
                                                -----------      -----------      -----------
  Total                                         $11,460,562      $11,390,655      $10,596,360

Less:
   Unearned Income & Fees                            25,139           21,516           13,263
                                                -----------      -----------      -----------
      Loans, net                                $11,435,423      $11,369,139      $10,583,097
                                                ===========      ===========      ===========


ASSET QUALITY

   Non-Performing Loans                         $    12,870      $    12,216      $    14,500
   Other Real Estate                                    295              295              330
                                                -----------      -----------      -----------
   Total Non-Performing Assets                  $    13,165      $    12,511      $    14,830
                                                ===========      ===========      ===========

   Allowance for Loan Losses to
     Non-Performing Loans                               894%             941%             733%
   Allowance for Loan Losses to Total
     Loans, net                                        1.01%            1.01%            1.00%
   Non-Performing Loans to Total Loans, net            0.11%            0.11%            0.14%


DEPOSITS
   The following table presents the composition of total deposits, while more specifically highlighting Manhattan for the periods ended:


(in thousands)                 MARCH 31,      DECEMBER 31,      MARCH 31,
                                 2003            2002            2002
                              -----------     ------------    -----------
MANHATTAN DEPOSITS
Demand Deposits               $   705,742     $   703,290     $   499,846
Interest Bearing Deposits       1,783,522       1,725,925       1,232,234
                              -----------     -----------     -----------
    Total Deposits              2,489,264       2,429,215       1,732,080

ALL OTHER LOCATIONS
Demand Deposits                 2,654,143       2,714,244       2,214,949
Interest Bearing Deposits       8,229,041       8,049,071       7,667,065
                              -----------     -----------     -----------
    Total Deposits             10,883,184      10,763,315       9,882,014

TOTAL DEPOSITS
Demand Deposits                 3,359,885       3,417,534       2,714,795
Interest Bearing Deposits      10,012,563       9,774,996       8,899,299
                              -----------     -----------     -----------
    Total Deposits            $13,372,448     $13,192,530     $11,614,094
                              ===========     ===========     ===========

                         NORTH FORK BANCORPORATION, INC.
                          NET INTEREST MARGIN ANALYSIS
                                   (UNAUDITED)

   The following table presents on a linked quarter basis, an analysis of net interest income by each major category of interest earnings assets and interest bearing liabilities:

                                                         MARCH 31, 2003                        DECEMBER 31, 2002
                                      ---------------------------------------------------------------------------------------
                                        AVERAGE                            AVERAGE      AVERAGE                     AVERAGE
(dollars in thousands )                 BALANCE            INTEREST         RATE        BALANCE        INTEREST      RATE
                                      ---------------------------------------------------------------------------------------
INTEREST EARNING ASSETS:
Securities                            $  8,584,874           $105,089       4.96%     $ 7,876,913      $108,237      5.45%
Loans, net                              11,397,521            197,269       7.02%      11,311,708       202,959      7.12%
Money Market Investments                    58,218                254       1.77%          53,060           262      1.96%
                                      ------------           --------                 -----------      --------
  Total Interest Earning Assets         20,040,613            302,612       6.12%      19,241,681       311,458      6.42%
                                      ------------           --------                 -----------      --------

NON INTEREST EARNING ASSETS:
Cash and Due from Banks                    409,424                                        377,144
Other Assets                             1,205,844                                      1,194,440
                                      ------------                                    -----------
  Total Assets                        $ 21,655,881                                    $20,813,265
                                      ============                                    ===========

INTEREST BEARING LIABILITIES:
Savings, NOW & Money Market
  Deposits                            $  6,819,813          $  14,760       0.88%     $ 6,523,933      $ 15,652      0.95%
Time Deposits                            3,125,404             15,156       1.97%       3,093,729        15,952      2.05%
                                      ------------           --------                 -----------      --------
  Total Savings and Time Deposits        9,945,217             29,916       1.22%       9,617,662        31,604      1.30%
Federal Funds Purchased &
Securities Sold Under Agreements
  to Repurchase                          4,168,852             28,658       2.79%       3,580,264        28,686      3.18%
Subordinated Debt                          499,151              7,225       5.87%         499,128         7,225      5.74%
Capital Securities                         268,928              2,350       3.54%         266,682         2,569      3.82%
Federal Home Loan Bank Advances          1,550,000             18,957       4.96%       1,550,000        19,291      4.94%
                                      ------------           --------                 -----------      --------
  Total Borrowings                       6,486,931             57,190       3.58%       5,896,074        57,771      3.89%
                                      ------------           --------                 -----------      --------
    Total Interest Bearing
      Liabilities                       16,432,148             87,106       2.15%      15,513,736        89,375      2.29%
                                      ------------           --------                 -----------      --------
Rate Spread                                                                 3.97%                                    4.13%

NON-INTEREST BEARING LIABILITIES
Demand Deposits                          3,281,234                                      3,235,396
Other Liabilities                          399,779                                        393,549
                                      ------------                                    -----------
 Total Liabilities                      20,113,161                                     19,142,681
 Stockholders' Equity                    1,542,720                                      1,670,584
                                      ------------                                    -----------
  Total Liabilities and
    Stockholders' Equity              $ 21,655,881                                    $20,813,265
                                      ============                                    ===========
Net Interest Income and Net
  Interest Margin                                             215,506       4.36%                       222,083      4.58%
Less: Tax Equivalent Adjustment                                (6,056)                                   (5,980)
                                                             --------                                  --------
     Net Interest Income                                     $209,450                                  $216,103
                                                             ========                                  ========

   The following table summarizes the net interest margin for the previous five quarters:


                                      2003                    2002
                                    -----------------------------------------------
                                    1ST QTR   4TH QTR   3RD QTR   2ND QTR   1ST QTR
                                    -----------------------------------------------
INTEREST EARNING ASSETS:
Securities                           4.96%     5.45%     6.10%     6.72%     7.20%
Loans, net                           7.02%     7.12%     7.26%     7.42%     7.54%
Money Market Investments             1.77%     1.96%     2.51%     2.13%     1.79%
                                     ----      ----      ----      ----      ----
  Total Interest Earning Assets      6.12%     6.42%     6.81%     7.16%     7.40%
                                     ====      ====      ====      ====      ====

INTEREST BEARING LIABILITIES:
Total Savings and Time Deposits      1.22%     1.30%     1.51%     1.63%     1.92%
Total Borrowings                     3.58%     3.89%     4.18%     4.69%     4.76%
                                     ----      ----      ----      ----      ----
  Total Interest Bearing             2.15%     2.29%     2.44%     2.55%     2.78%
                                     ====      ====      ====      ====      ====
Liabilities

Interest Rate Spread                 3.97%     4.13%     4.37%     4.61%     4.62%
Net Interest Margin                  4.36%     4.58%     4.87%     5.18%     5.19%